MICHAEL T. STUDER CPA P.C.
                     18 East Sunrise Highway
                       Freeport, NY 1.1520
                      Phone: (516) 378-1000
                       Fax: (516) 546-6220


    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Omagine, Inc.

I have issued my report dated April 12, 2007 accompanying the consolidated financial statements of Omagine, Inc. (formerly, Alfa International Holdings Corp.) and subsidiaries for the years ended December 31, 2006 and 2005, which is incorporated by reference in this Form S-8 Registration Statement. I consent to the incorporation by reference in the Registration Statement of the aforementioned report.





                                      Michael T. Studer CPA
P.C.

Freeport, New York
September 18, 2007